UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 21, 2005

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Public Media Works, Inc. (the “Company”) entered into the following agreements, effective as of December 21, 2005, with Stephen Brown, the Company’s newly appointed Chief Executive Officer, Interim Financial Officer and Chairman of the Board:

•	A three year employment agreement with Stephen Brown pursuant to which Mr. Brown is to serve as Chief Executive Officer and Interim Chief Financial Officer of the Company. Under the terms of the employment agreement, Mr. Brown is to receive (i) 4,000,000 shares of Company Common Stock, subject to the Company’s repurchase rights as described below, (ii) an annual cash salary to be paid during the second and third year of his employment, and (iii) options to purchase up to 20,000,000 shares of Company Common Stock with such vesting, exercise prices and exercise rights as described below.

•	A Restricted Common Stock Purchase Agreement pursuant to which the Company has certain rights to repurchase, at $.0001 per share, the above-referenced 4,000,000 shares of Company Common Stock granted to Mr. Brown. Under the terms of the agreement, the Company may exercise such repurchase rights in the event of Mr. Brown’s termination of employment with the Company, with such repurchase rights to terminate commencing January 21, 2005 at the rate of approximately 166,166 shares per month during the term of the Employment Agreement.

•

A Stock Option Agreement pursuant to which the Company granted Mr. Brown the option to purchase up to 20,000,000 shares of Company Common Stock as follows: (i) between May 21, 2006 and June 21, 2006, Mr. Brown may purchase up to 5,000,000 shares of Company Common Stock at an exercise price of $.15 per share, provided the average closing price of the Company Common Stock on the OTC Bulletin Board or a

national securities exchange (the “Trading Price”) meets or exceeds $.30 per share for the thirty (30) trading days preceding Mr. Brown’s election to exercise the options; (ii) between December 21, 2006 and January 21, 2007, Mr. Brown may purchase up to 5,000,000 shares of Company Common Stock at an exercise price of $.30 per share, provided the Trading Price meets or exceeds $.60 per share for the thirty (30) trading days preceding Mr. Brown’s election to exercise the options; (iii) between May 21, 2007 and June 21, 2007, Mr. Brown may purchase up to 5,000,000 shares of Company Common Stock at an exercise price of $.60 per share, provided the Trading Price meets or exceeds $1.20 per share for the thirty (30) trading days preceding Mr. Brown’s election to exercise the options; and (iv) between December 21, 2007 and January 21, 2008, Mr. Brown may purchase up to 5,000,000 shares of Company Common Stock at an exercise price of $1.20 per share, provided the Trading Price meets or exceeds $2.40 per share for the thirty (30) trading days preceding Mr. Brown’s election to exercise the options; provided, however, in the event of any termination of Mr. Brown’s employment under his Employment Agreement, all of the options will expire sixty (60) days after such termination.

The Company entered into the following agreements effective as of December 21, 2005 with Corbin Bernsen, the Company’s President and a member of the Company’s Board of Directors, George Mainas, the Company’s former Chief Executive Officer and a member of the Company’s Board of Directors, and Thomas Szabo, the Company’s former Chairman of the Board:

•	A letter agreement pursuant to which Mr. Bernsen agreed to terminate his employment agreement dated October 1, 2005, and to amend the terms of his option agreement dated October 1, 2005 to purchase up to 1,000,000 shares of common stock, at an exercise price of $.25 per share. The amendment to the option agreement provides that such options shall expire if not exercised within six (6) months after Mr. Bernsen ceases to be on the Board of Directors of the Company.

•	A letter agreement pursuant to which George Mainas agreed to terminate his employment agreement dated October 1, 2005, and to amend the terms of his option agreement dated October 1, 2005 to purchase up to 1,000,000 shares of common stock, at an exercise price of $.25 per share. The amendment to the option agreement provides that such options shall expire if not exercised within six (6) months after Mr. Mainas ceases to be on the Board of Directors of the Company.

•	A letter agreement pursuant to which Mr. Szabo agreed to terminate his consulting agreement dated October 1, 2005 and to amend the terms of his option agreement dated October 1, 2005 to purchase up to 1,000,000 shares of common stock, at an exercise price of $.25 per share. The amendment to the option agreement provides that such options shall expire if not exercised within six (6) months after December 21, 2005.

As described in Item 2.01 below, the Company also entered into an Asset Purchase Agreement with Milagro Entertainment, Inc. (“Milagro”) and Mr. Brown, dated December 21, 2005, pursuant to which the Company purchased certain television and feature film projects from Milagro in exchange for the Company’s issuance of 6,000,000 shares of Company Common Stock.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As described above in Item 1.01, effective December 21, 2005, Mr. Mainas and Mr. Bernsen each agreed to terminate their respective employment agreements dated October 1, 2005, and Mr. Szabo agreed to terminate his consulting agreement dated October 1, 2005. Each of Mr. Mainas, Mr. Bernsen and Mr. Szabo agreed that the Company does not have any historical or future obligations to them under their respective agreements.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described above in Item 1.01, the Company completed an asset purchase with Milagro and Mr. Brown, as the sole shareholder of Milagro, pursuant to which the Company purchased ten feature film projects and two television projects from Milagro, in exchange for the Company’s issuance of 6,000,000 shares of Company Common Stock. The sole consideration to be paid to Milagro for the assets consists of shares of Company Common Stock, and no Company funds were paid to Milagro or Mr. Brown for the assets.

Mr. Brown is the sole shareholder, President and CEO of Milagro. Prior to the asset purchase, no officer or director of the Company had any financial relationship with Milagro or Mr. Brown, and Mr. Brown did not have any financial relationship with the Company or any of its affiliates. The asset purchase was approved by the Board of Directors of the Company prior to Mr. Brown becoming the Chief Executive Officer, Interim Financial Officer, and Chairman of the Board of Directors of the Company. The terms of Mr. Brown’s Employment Agreement require him to devote his full business time, energy, and skill to the affairs of the Company, and Mr. Brown does not intend to conduct any further business within Milagro.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As described above in Item 1.01, in connection with Mr. Brown’s employment agreement, the Company has agreed to issue Mr. Brown 4,000,000 shares of Company Common Stock, and options to purchase up to 20,000,000 shares of Company Common Stock at the exercise prices, vesting and expiration terms described above. The issuance of the Company’s shares of Common Stock and grant of options to Mr. Brown was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock to be issued to Mr. Brown, and shares of the Company’s Common Stock underlying the options granted to Mr. Brown, are restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares or options without registration under the Securities Act or an exemption therefrom.

As described above in Item 2.01, in connection with the Asset Purchase Agreement with Milagro and Mr. Brown, and as consideration for the assets purchased, the Company has agreed to issue Milagro 6,000,000 shares of Company Common Stock. The issuance of the Company’s shares of Common Stock to Milagro was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock to be issued to Milagro are restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Mainas has resigned as the Chief Executive Officer of the Company effective as of December 21, 2005. Mr. Mainas’ resignation is not due to any disagreements with the Company.

Mr. Szabo has resigned from the Board of Directors, and as its Chairman, of the Company effective as of December 21, 2005. Mr. Szabo’s resignation is not due to any disagreements with the Company.

Effective as of December 21, 2005, the Board of Directors of the Company has appointed Mr. Brown as the Chief Executive Officer and Interim Chief Financial Officer of the Company, and has appointed Mr. Brown as the Chairman of the Board of Directors of the Company.

Mr. Brown has served as the President and CEO of Milagro Entertainment, Inc. since 2003. Milagro is a television and film production company. From 2001 to 2003, Mr. Brown was the President and Chief Executive Officer of Asset Equity Group, Inc., which was a holding company for various technology and internet-related projects. Mr. Brown was President and Chief Executive Officer of Entertainment Boulevard, Inc., dba Vidnet.com, from 1997 through 2001. Vidnet provided content to companies which included Microsoft, Disney, Lycos, and Alta Vista, and had partnerships with Sony Music, Warner Bros and EMI Capital. Mr. Brown built Vidnet from five to seventy five employees and from a private to a public company with a market capitalization of over $400 million, before it was sold.

The Company has entered into an employment agreement with Mr. Brown as described above in Item 1.01. The Company entered into an Asset Purchase Agreement with Milagro, an entity in which Mr. Brown is the sole shareholder, President and Chief Executive Officer, as described above in Item 2.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: December 28, 2005	By:	/s/ Stephen Brown
Stephen Brown Chief Executive Officer